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                                                                      Exhibit 99

                           THIS PROXY IS SOLICITED ON
                       BEHALF OF THE BOARD OF DIRECTORS OF
                      COLUMBIA FINANCIAL OF KENTUCKY, INC.

                      COLUMBIA FINANCIAL OF KENTUCKY, INC.,
                         SPECIAL MEETING OF SHAREHOLDERS
                              _______________, 2001

         The undersigned shareholder of Columbia Financial of Kentucky, Inc. ("CFKY"), hereby constitutes and appoints ___________ and ____________, or either of them, as the proxy or proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of CFKY to be held at _________________, ______________ on __________, 2001, at
_______ local time (the "Special Meeting"), all of the shares of CFKY that the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Prospectus/Proxy Statement:

1. The adoption of an amendment to the Articles of Incorporation of CFKY to eliminate Article Seventh:


             [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN

2. The adoption of the Agreement and Plan of Reorganization dated June 4, 2001, by and among Columbia Financial of Kentucky, Inc., Columbia Federal Savings Bank, Camco Financial Corporation, Camco Acquisition Corp. and Advantage Bank, and the transactions contemplated by that agreement:


             [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN

IMPORTANT: PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.


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3.       In their discretion, upon such other business as may properly come before the Special Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" the proposals listed on the reverse side.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Shareholders of CFKY and of the accompanying Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


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Signature                                            Signature


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Print or Type Name                                   Print or Type Name


Dated:                                      Dated:
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PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO
POSTAGE IS REQUIRED FOR MAILING IN THE USA.